UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2015
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2015, the Company entered into a Bridge Term Loan Agreement among Black Hills Corporation, as Borrower; the financial institutions from time to time party thereto, as Banks, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (the “Bridge Facility”).
The Bridge Facility is a senior unsecured $1.17 billion facility to provide for funding of the Company’s pending acquisition of SourceGas Holdings LLC (“SourceGas”). The Bridge Facility was executed pursuant to the previously executed Commitment Letter with Credit Suisse dated July 12, 2015, and is a committed facility to fund an acquisition term loan in a single draw in an amount of up to $1.17 billion. Upon funding of the loan, the loan termination date is the earlier of one year from the loan funding date or the date the loan is paid in full. The facility also includes customary affirmative and negative covenants which largely replicate the covenants under our existing revolving credit facility, except that, under the Bridge Facility, the Company must maintain a recourse leverage ratio not to exceed .75 to 1.00.
On August 6, 2015, the Company also amended its revolving credit facility and term loan credit agreement in connection with the Bridge Facility to permit certain indebtedness of SourceGas and its affiliates (that will not be pari passu with our revolving credit facility and term loan credit agreement), to remain outstanding after our acquisition of SourceGas and to increase the recourse leverage in certain circumstances. The amendments allow the maximum recourse ratio to be no greater than 0.65 to 1.00 at the end of any quarter, but may increase to (i) 0.70 to 1.00 at the end of any fiscal quarter during such four fiscal quarter period that the aggregate outstanding debt assumed or incurred in connection with our acquisition of SourceGas is equal to or greater than $1.25 billion and less than $1.46 billion or (ii) 0.75 to 1.00 at the end of any fiscal quarter during such four fiscal quarter period that the aggregate outstanding debt assumed or incurred in connection with our acquisition of SourceGas is equal to or greater than $1.46 billion and less than $1.89 billion.
The Bridge Facility, First Amendment to the Credit Agreement dated April 13, 2015, and the Second Amendment to the Amended and Restated Credit Agreement dated May 29, 2014, are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1
Bridge Term Loan Agreement dated as of August 6, 2015 among Black Hills Corporation, as Borrower, the Financial Institutions party thereto, as Banks, and Credit Suisse AG, Cayman Island Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, as Sole Lead Arranger and Sole Bookrunner.

10.2
First Amendment dated August 6, 2015 to Credit Agreement dated April 13, 2015 among Black Hills Corporation, as Borrower, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.

10.3
Second Amendment dated August 6, 2015 to Amended and Restated Credit Agreement dated May 29, 2014 among Black Hills Corporation, as Borrower, U.S. Bank, National Association, in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer

Date: August 11, 2015

Exhibit Index

Exhibit No.	Description

10.1
Bridge Term Loan Agreement dated as of August 6, 2015 among Black Hills Corporation, as Borrower, the Financial Institutions party thereto, as Banks, and Credit Suisse AG, Cayman Island Branch, as administrative agent, and Credit Suisse Securities (USA) LLC, as Sole Lead Arranger and Sole Bookrunner.

10.2
First Amendment dated August 6, 2015 to Credit Agreement dated April 13, 2015 among Black Hills Corporation, as Borrower, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.

10.3
Second Amendment dated August 6, 2015 to Amended and Restated Credit Agreement dated May 29, 2014 among Black Hills Corporation, as Borrower, U.S. Bank, National Association, in its capacity as administrative agent for the Banks under the Credit Agreement, and as a Bank, and the other Banks party thereto.